Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement No. 333-188641 on Form S-8 of Allegheny Technologies Incorporated, of our report dated December 19, 2017, with respect to the financial statements as of June 30, 2017 and December 31, 2016 of the ATI Ladish Hourly Employees Savings and Deferral Investment Plan, included in this Annual Report (Form 11-K) for the period ended June 30, 2017.
/s/ Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
December 19, 2017